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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated August 25, 2000, accompanying the financial statements included in the Annual Report of Venture Catalyst Incorporated on Form 10-KSB for the year ended June 30, 2000. We hereby consent to the inclusion of said report in the Annual Report on Form 10-KSB.


/s/  Grant Thornton LLP

Irvine, California
September 25, 2000